UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

PHARMASSET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303-A College Road East Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 613-4100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Prior to June 1, 2011, Pharmasset, Inc. submitted four abstracts to the American Association for the Study of Liver Diseases (“AASLD”) which summarize new data on PSI-7977 to be presented at their annual meeting in San Francisco which starts November 4, 2011 On August 2, 2011, the AASLD posted the titles of such abstracts on its website. The titles of the four abstracts are:

•	Once Daily PSI-7977 plus RBV: Pegylated interferon-ALFA not required for Complete Rapid viral response in Treatment-naïve Patients with HCV GT2 or GT3

•	Once-Daily PSI-7977 Plus Peg/RBV in Treatment-naïve Patients with HCV GT1: Robust End of Treatment Response Rates are Sustained Post-treatment

•	Lack of Effect of the Nucleotide Analog Polymerase Inhibitor PSI-7977 on Methadone Pharmacokinetics and Pharmacodynamics

•	PSI-7977 Has No Effect on QTcF Intervals at Therapeutic or Supratherapeutic Doses

The first title listed above relates to data from the Electron study and the second title listed above relates to data from the Proton study.

The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMASSET, INC.

Date: August 2, 2011	By:	/s/ Kurt Leutzinger
	Name:	Kurt Leutzinger
	Title:	Chief Financial Officer